UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2003

GEOCOM RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-62482
(Commission File Number)

98-0349734
(IRS Employer Identification No.)

Suite 413 - 114 West Magnolia Street, Bellingham, Washington 98225
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (360) 392-2898

Item 4. Regulation FD Disclosure.

On May 16, 2003, we announced that we have entered into an agreement in principle with TNR Resources Ltd. ("TNR") and BHP Minerals International Exploration Inc. ("BHP") to earn a majority interest in BHP's Iliamna Project in Alaska. We expect to release information regarding the terms of our agreement, once approved, and the subject property in the next few days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOCOM RESOURCES INC.

/s/ Andrew Stewart

__________________________________
Andrew Stewart, Secretary and Director

Date: May 16, 2003.